Exhibit 10.18
INTERACTIVE INTELLIGENCE, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER 2006 EQUITY INCENTIVE PLAN

This Agreement ("Agreement"), effective as of the ____ day of ______________, 20__ ("Grant Date"), is by and between Interactive Intelligence, Inc. ("Company") and _____________ ("Grantee").

The Grantee now serves the Company or a Subsidiary as an Employee, a Non-Employee Director or a consultant, and in recognition of the Grantee's valued services, the Company, through the Committee, desires to provide an opportunity for the Grantee to receive an award, pursuant to the provisions of the Interactive Intelligence, Inc. 2006 Equity Compensation Plan ("Plan"), the value of which is based on the Company's stock, further aligning the Grantee's interests with those of the Company's shareholders.

In consideration of the terms and conditions of this Agreement and the Plan, the terms of which are incorporated as a part of this Agreement, the parties agree as follows:

 1.            Grant of Restricted Stock Units. As of the date indicated above, the Company hereby awards the Grantee ___________ Restricted Stock Units.

 2.            Vesting/Period of Restriction. Subject to the terms of the Plan and this Agreement, including paragraph 6 below, [the Period of Restriction will expire as to, and _____ [insert fraction such as 1/4] of the Restricted Stock Units subject to this Award will become vested, on each of the __________ [insert anniversary dates, such as first, second, third, fourth] anniversaries of the Grant Date][the Period of Restriction will expire, and all of the Restricted Stock Units subject to this Award will become fully vested, on __________ ___, 20__] (time-based restriction – at least 1 year).

3.            Non-transferability. Except as otherwise provided in this Agreement or the Plan, the Grantee may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the Restricted Stock Units, or any interest therein. Any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Agreement or the Plan will be void and of no effect. The Restricted Stock Units shall be subject to forfeiture until the Grantee becomes vested in the Award according to the schedule set forth in paragraph 2 of this Agreement.

4.            Settlement and Payment of the Award. On the first business day after the applicable Period of Restriction expires (the "Settlement Date"), or as soon as administratively practicable thereafter, settlement and payment of the vested Restricted Stock Units subject to this Award shall be made. Payment shall be made not later than the 15th day of the third month following the Settlement Date. The Restricted Stock Units subject to this Award shall be settled and paid in [Shares, in the amount of one Share for each Restricted Stock Unit being settled, either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion][cash, in an amount equal to the Fair Market Value of a Share on the Settlement Date, multiplied by the number of Restricted Stock Units being settled], subject to paragraph 8 below.

5.            Limitations on Rights. The Restricted Stock Units do not provide the Grantee with any rights of a shareholder of the Company. The Grantee shall have no rights as a shareholder of the Company, no rights to regular, periodic cash dividends or dividend equivalents and no voting rights with respect to the Restricted Stock Units or any Shares issuable in respect of such Restricted Stock Units, until Shares, if any, are actually delivered to and held of record by the Grantee. Until any Restricted Stock Units are actually paid, the Restricted Stock Units will be unfunded, unsecured obligations of the Company.

6.            Termination of Service. Upon termination of the Grantee's employment or service due to death or Disability, the Period of Restriction on the Ratable Portion of the Restricted Stock Units will lapse, and those Restricted Stock Units will be free of restrictions and will not be forfeited, and settlement and payment of such Restricted Stock Units will occur at the time and in the form specified in paragraph 4 of this Agreement. The "Ratable Portion" of the Restricted Stock Units is equal to (a) the number of Restricted Stock Units awarded to the Grantee under this Agreement multiplied by the portion (expressed as a percentage) of the Period of Restriction that expired on the date of the Grantee's death or Disability, reduced by (b) the number of Restricted Stock Units awarded to the Grantee under this Agreement with respect to which the Period of Restriction had lapsed as of the date of the Grantee's death or Disability.  Upon termination of the Grantee's employment or service for any reason other than death or Disability, except as provided in Section 19 of the Plan, the Grantee will forfeit all Restricted Stock Units that, at the time of termination of employment or service, remain subject to the Period of Restriction imposed by paragraph 2.

7.            Change in Control. As provided in Section 19 of the Plan, if the Grantee's employment or service is involuntarily terminated, for whatever reason, at any time within 12 months after a Change in Control, the restrictions applicable to this Award of Restricted Stock Units may lapse before the expiration of the Period of Restriction in paragraph 2.

 8.            Withholding. Prior to the delivery of any Shares or cash pursuant to this Award, the Company has the right and power to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements, which shall not exceed the amount determined by the applicable minimum statutory tax withholding rate (or such other rate as will not result in a negative accounting impact). [Use if Shares to be delivered upon settlement: The Company may permit or require the Grantee to satisfy all or part of the tax withholding obligations in connection with this Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six (6) months (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes), in each case having a value equal to the amount to be withheld. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Fair Market Value as of the date that the taxes are required to be withheld.]

9.            Notices. All notices and other communications required or permitted under this Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's executive offices in Indianapolis, Indiana, and if to the Grantee or his or her successor, to the address last furnished by the Grantee to the Company. Notwithstanding the foregoing, though, the Company may authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail (e-mail).

 10.          No Employment or Service Rights. Neither the Plan nor this Agreement confers upon the Grantee any right to continue in the employ or service of the Company or interferes in any way with the right of the Company to terminate the Grantee's employment or service at any time.

11.          Defined Terms. All of the defined terms, or terms that begin with capital letters and have a special meaning for purposes of this Agreement, have the meaning ascribed to them in this Agreement. All defined terms to which this Agreement does not ascribe a meaning have the meaning ascribed to them in the Plan.

12.          Plan Controlling. The terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Company are binding and conclusive upon the Grantee and his or her legal representatives. The Grantee agrees to be bound by the terms and provisions of the Plan.

The Company and the Grantee have executed this Agreement as of the date first above written.

________________________________
[GRANTEE SIGNATURE]

Print Name: ______________________

INTERACTIVE INTELLIGENCE, INC.

By: ________________________________

Print Name: _________________________

Title: _______________________________